UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on May 27, 2016, Ur-Energy Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), with FBR Capital Markets & Co. and MLV & Co. LLC, each a Distribution Agent, and, collectively, the Distribution Agents, under which the Company may, from time to time, issue shares at market prices on the NYSE American or other market for its common shares in the United States through the Distribution Agents for aggregate sales proceeds of up to $10,000,000 (the “ATM Offering”). A copy of the Sales Agreement was filed with the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K on May 27, 2016.

On July 24, 2017, the Company filed with the SEC a new shelf registration statement (the “New Registration Statement”) on Form S-3 (No. 333-219433), which replaced the existing shelf registration statement on Form S-3 (No. 333-198232) filed with the SEC on August 19, 2014, as amended on September 4, 2014, and declared effective on September 12, 2014. On August 3, 2017, the New Registration Statement was declared effective. On August 4, 2017, the Company filed a new prospectus supplement (the “Prospectus Supplement”) with the SEC in connection with its ATM Offering. As of the date of the Prospectus Supplement, we may offer and sell the remaining balance of common shares having a maximum aggregate sales price of up to $8,723,000.

The legal opinion of Fasken Martineau DuMoulin LLP relating to the common shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)